Exhibit 10.1

Carbonite Inc.
2011 Equity Award Plan

Effective: July 13, 2011

Amended: July 26, 2018

1.Purpose and Effective Date.
(a)Purpose. The Carbonite, Inc. 2011 Equity Award Plan (the “Plan”) has several complementary purposes: (i) to promote the growth and success of Carbonite, Inc. (the “Company”) by linking a significant portion of Participant compensation to the increase in value of the Company’s common stock, par value $0.01 per share (the “Common Stock”); (ii) to attract and retain top quality, experienced executive officers and employees by offering a competitive incentive compensation program; (iii) to reward innovation and outstanding performance as important contributing factors to the Company 's growth and progress; (iv) to align the interests of executive officers, employees, Directors and Consultants with those of the Company’s shareholders by reinforcing the relationship between Participant rewards and shareholder gains obtained through the achievement by Plan Participants of short-term objectives and long-term goals; and (iv) to encourage executive officers, employees, Directors and Consultants to obtain and maintain an equity interest in the Company.
(b)Effective Date. The Plan will become effective, and Awards may be granted under the Plan, on and after the Effective Date; provided that any Awards granted prior to the date the Plan is approved by the Company’s shareholders shall be contingent on such approval.
2.Definitions. Capitalized terms used but not otherwise defined in the Plan shall have the following meanings:
(a)“10% Stockholder” means a Participant who, as of the date that an Incentive Stock Option is granted to such individual, owns more than ten percent (10%) of the total combined voting power of all classes of capital stock then issued by the Company or a Subsidiary.
(b)“Affiliate” and “Associate” have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act. Notwithstanding the foregoing, for purposes of determining those individuals to whom an Option or Stock Appreciation Right may be granted, the term “Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with the Company within the meaning of Code Sections 414(b) or (c); provided that, in applying such provisions, the phrase “at least 20 percent” shall be used in place of “at least 80 percent” each place it appears therein.
(c)“Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units, Deferred Stock Rights, Dividend Equivalent Units, or any other type of award permitted under the Plan.
(d)“Board” means the Board of Directors of the Company.
(e)“Cause” means, except as otherwise determined by the Committee and set forth in an Award agreement, such act or omission by a Participant as is determined by the Committee to constitute cause for termination, including but not limited to any of the following: (i) a material violation of any Company policy, including but not limited to any policy contained in the Company’s Code of Business Conduct and Ethics; (ii) embezzlement from, or theft of property belonging to, the Company or any Affiliate; (iii) willful failure to perform, or gross negligence in the performance of, assigned duties; or (iv) other intentional misconduct, whether related to employment or otherwise, which has, or has the potential to have, a material adverse effect on the business conducted by the Company or its Affiliates. Notwithstanding the foregoing, during the twelve (12) month period immediately following a Change of Control, “Cause” with respect to employees at the executive level and above shall mean the willful and continued failure by the employee (other than any such failure resulting from the employee’s incapacity due to physical or mental illness) to perform substantially the duties and responsibilities of the employee’s position after a written demand for substantial performance is delivered to the employee by the Company, which demand specifically identifies the manner in which the Company believes that the employee has not substantially performed such duties or responsibilities and provides the employee with a cure period of at least thirty (30) days; (ii) the conviction of the employee by a court of competent jurisdiction for felony criminal conduct; or (iii) the willful engaging by the employee in fraud or dishonesty which is demonstrably and materially injurious to the Company or its reputation, monetarily or otherwise. No act, or failure to act, on the employee's part shall be deemed “willful” unless committed or omitted by the employee in bad faith and without reasonable belief that the employee's act or failure to act was in, or not opposed to, the best interest of the Company.
(f)“Change of Control” means (unless otherwise expressly provided in a particular Award, employment, and/or severance agreement) any of the following:
(i)    a transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
(ii)    during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2(f)(i) or Section 2(f)(iii)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
(iii)    the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions, in each case other than a transaction:
(A)    that results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(B)    after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2(f)(iii)(B) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or
(iv)    the Company’s shareholders approve a liquidation or dissolution of the Company.
Notwithstanding the foregoing, with respect to an Award that is considered deferred compensation subject to Code Section 409A, the definition of “Change of Control” shall be amended and interpreted in a manner that allows the definition to satisfy the requirements of a change of control under Code Section 409A solely for purposes of determining the timing of payment of such Award.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

(g)“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.
(h)“Committee” means the Compensation Committee of the Board (or a successor committee with the same or similar authority).
(i)“Consultant” means a Person or entity rendering services to the Company or an Affiliate other than as an employee of any such entity or a Director.
(j)“Deferred Stock Right” means the right to receive Stock or Restricted Stock at some future time.
(k)“Director” means a member of the Board.
(l)“Disability” means, except as otherwise determined by the Committee and set forth in an Award agreement: (i) with respect to an Incentive Stock Option, the meaning given in Code Section 22(e)(3), and (ii) with respect to all other Awards, a physical or mental incapacity which qualifies an individual to collect a benefit under a long term disability plan maintained by the Company, or such similar mental or physical condition which the Committee may determine to be a disability, regardless of whether either the individual or the condition is covered by any such long term disability plan. The Committee shall make the determination of Disability and may request such evidence of Disability as it reasonably determines.
(m)“Dividend Equivalent Unit” means the right to receive a payment, in cash or Shares, equal to the cash dividends or other distributions paid with respect to a Share.
(n)“Effective Date” means the date on which the shares of the Company’s Common Stock are first sold to the public pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended.
(o)“Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(p)“Fair Market Value” means, per Share on a particular date, the last sales price on such date on the NASDAQ Global Market, as reported in The Wall Street Journal, or if no sales of Common Stock occur on the date in question, on the last preceding date on which there was a sale on such market. If the Shares are not listed on the NASDAQ Global Market, but are traded on a national securities exchange or in another over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that exchange or market, will be used. If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee, in its discretion, will be used.
(q)“Full-Value Award” means Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units (valued in relation to a Share), Deferred Stock Rights and any other similar Award under which the value of the Award is measured as the full value of a Share, rather than the increase in the value of a Share.
(r)“Good Reason” means that the Participant has complied with the Good Reason Process (as defined below) following the occurrence of any of the following events: (i) a material diminution in the Participant’s responsibilities, authority or duties; (ii) a material diminution in the Participant’s base salary or annual bonus opportunity; (iii) a relocation of more than 25 miles from the office at which the Participant provides services to the Company, or (iv) any failure by the Company to obtain the written assumption of this Plan by any successor to the Company. Notwithstanding the terms of any employment or similar agreement with the Company to which the Participant is a party that contains a different definition of “good reason” (or other similar term), this definition shall be applicable to the Participant for purposes of this Plan and not such other definition. “Good Reason Process” means that (A) the Participant reasonably determines in good faith that a Good Reason condition has occurred; (B) the Participant notifies the Company in writing of the first occurrence of the Good Reason condition within sixty (60) days of the first occurrence of such condition; (C) the Company is provided with a period of thirty (30) days following such notice (the “Cure Period”) to remedy the condition; (D) notwithstanding such efforts, the Good Reason condition continues to exist; and (E) the Participant terminates his or her employment within sixty (60) days after the end of the Cure Period. If the Company cures the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred.
(s)“Incentive Stock Option” means an Option that meets the requirements of Code Section 422.
(t)“Non-Employee Director” means a Director who is not an employee of the Company or any Subsidiary.
(u)“Nonqualified Stock Option” means an Option that does not meet the requirements of Code Section 422.
(v)“Option” means the right to purchase Shares at a stated price for a specified period of time.
(w)“Participant” means an individual selected by the Committee to receive an Award.
(x)“Performance Awards” means a Performance Share and Performance Unit, and any Award of Restricted Stock, Restricted Stock Units, or Deferred Stock Rights the payment or vesting of which is contingent on the attainment of one or more Performance Goals.

(y)“Performance Goals” means any goals the Committee establishes that relate to one or more of the following with respect to the Company or any one or more of its Subsidiaries, Affiliates or other business units: net income; income from continuing operations; stockholder return; stock price appreciation; earnings per share (including diluted earnings per share); net operating profit (including after-tax); revenue growth; organic sales growth; return on equity; return on investment; return on invested capital (including after-tax); earnings before interest, taxes, depreciation and amortization; operating income; operating margin; market share; return on sales; asset reduction; cost reduction; return on equity; cash flow (including free cash flow); bookings; and new product releases. As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles, if applicable; provided that, the Committee may, at the time of establishing the Performance Goal(s), exclude the effects of (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax regulations or laws, or (iv) the effect of a merger or acquisition. Notwithstanding the foregoing, the calculation of any Performance Goal established for purposes of an Award shall be made without regard to changes in accounting methods used by the Company or in accounting standards that may be required by the Financial Accounting Standards Board after a Performance Goal relative to an Award is established and prior to the time the compensation earned by reason of the achievement of the relevant Performance Goal is paid to the Participant. In the case of Awards that the Committee determines will not be considered “performance-based compensation” under Code Section 162(m), the Committee may establish other Performance Goals not listed in the Plan. Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers or a percentage) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).
(z)“Performance Shares” means the right to receive Shares (including Restricted Stock) to the extent Performance Goals are achieved.
(aa)“Performance Unit” means the right to receive a payment valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved.
(bb)    “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.
(cc)    “Restriction Period” means the length of time established relative to an Award during which (i) the Participant cannot sell, assign, transfer, pledge or otherwise encumber the Common Stock or Stock Units subject to such Award or during which the Common Stock or Stock Units are subject to vesting or a right of repurchase in favor of the Company and (ii) at the end of which the Participant obtains an unrestricted right to such Common Stock or Stock Units.
(dd)    “Restricted Stock” means a Share that is subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer.
(ee)    “Restricted Stock Unit” means the right to receive a payment equal to the Fair Market Value of one (1) Share.

(ff)    “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.
(gg)    “Share” means a share of Common Stock.
(hh)    “Stock Appreciation Right” or “SAR” means the right to receive a payment equal to the appreciation of the Fair Market Value of one (1) Share during a specified period of time.
(ii)    “Subsidiary” means any corporation or limited liability company (except that is treated as a partnership for U.S. income tax purposes) in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entity in the chain) owns stock or equity interests possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or equity interests in one of the other entities in the chain.

3.Administration.
(a)Committee Administration. The Committee shall administer the Plan. In addition to the authority specifically granted to the Committee in the Plan, the Committee has full discretionary authority to administer the Plan, including but not limited to: (i) interpret the provisions of the Plan; (ii) prescribe, amend and rescind rules and regulations relating to the Plan; (iii) correct any defect, supply any omission, or reconcile any inconsistency in any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry the Plan into effect; and (iv) make all other determinations necessary or advisable for the administration of the Plan. All Committee determinations are final and binding.
Notwithstanding the above statement or any other provision of the Plan, once established, the Committee shall have no discretion to increase the amount of compensation payable under an Award that is intended to be performance-based compensation under Code Section 162(m), although the Committee may decrease the amount of compensation a Participant may earn under such an Award. Any action by the Committee to accelerate or otherwise amend an Award for reasons other than retirement, death, Disability or a termination by the Company without Cause, in connection with a Change of Control, or for Good Reason, shall include application of a commercially reasonable discount to the compensation otherwise payable to reflect the value of the accelerated payment.
(b)Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board or the Committee may delegate to one or more officers of the Company, any or all of the authority and responsibility of the Committee; provided that no such delegation is permitted with respect to Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised. The Board may also delegate to another committee of the Board consisting entirely of Non-Employee Directors any or all of the authority and responsibility of the Committee with respect to individuals who are Section 16 Participants. In addition, the Board may reserve for itself any and all authority or responsibility previously delegated to any Committee. If the Board or the Committee has made such a delegation, then all references to the Committee in the Plan include the Board, such other committee, or one or more officers to the extent of such delegation.
Notwithstanding anything contained herein to the contrary, only the full Board shall have the authority to administer the Plan with respect to Awards granted to Non-Employee Directors.
(c)Indemnification. The Company will indemnify and hold harmless each member of the Board and the Committee, and each officer or member of any other committee to whom a delegation under Section 3(b) has been made, as to any acts or omissions with respect to the Plan or any Award to the maximum extent that the law and the Company’s By-Laws permit.
4.Eligibility. The Committee may designate any of the following as a Participant from time to time, to the extent of the Committee’s authority: any executive officer, employee, Consultant or Director of the Company or any Subsidiary. The Committee’s granting of an Award to a Participant will not require the Committee to grant an Award to such individual at any future time. The Committee’s granting of a particular type of Award to a Participant will not require the Committee to grant any other type of Award to such individual.
5.Types of Awards. Subject to the terms of the Plan, the Committee may grant any type of Award to any Participant it selects; provided, however that only executive officers and employees of the Company or a Subsidiary may receive grants of Incentive Stock Options. Awards may be granted alone or in addition to, in tandem with, or in substitution for, any other Award (or any other award granted under another equity compensation plan of the Company or any Affiliate).

6.Shares Reserved under the Plan.
(a)Plan Reserve. Subject to adjustment as provided in Section 15, an aggregate of 1,662,000 Shares are reserved for issuance under the Plan. On January 1 of each year beginning after the Effective Date, an additional number of Shares shall become available for issuance under the Plan equal to the lesser of: (i) 1,500,000 Shares; (ii) four percent (4%) of the number of Shares issued and outstanding (on an as-converted basis) as of the immediately preceding December 31; and (iii) another amount determined by the Board. Subject to Section 6(b) and Section 15(a), all Shares reserved for issuance under the Plan may be issued as Incentive Stock Options.
(b)Replenishment of Shares Under the Plan. The number of Shares reserved for issuance under the Plan shall be reduced only by the number of Shares actually delivered in payment or settlement of Awards. If Shares are forfeited under an Award, or if Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, or if previously owned Shares are delivered to the Company in payment of the exercise price or withholding taxes of an Award, then such Shares may again be used for new Awards under the Plan under Section 6(a), but such Shares may not be issued pursuant to an Incentive Stock Option.
(c)Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 15(a), the maximum number of Shares with respect to one or more Awards that may be granted to (or where the value of the Award is based on the Fair Market Value of the Shares, is with respect to) any one Participant during any calendar year shall be 1,250,000, and the maximum aggregate amount of cash that may be paid in cash to any one Participant during any calendar year with respect to one or more Awards that are not based on the Fair Market Value of the Shares and are payable in cash shall be $1,000,000.
7.Options. Subject to the terms of the Plan, the Committee will determine all terms and conditions of each Option, including but not limited to:
(a)Whether the Option is an Incentive Stock Option or a Nonqualified Stock Option;
(b)The number of Shares subject to the Option;
(c)The date of grant, which may not be prior to the date of the Committee’s approval of the grant;
(d)The exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; provided that an Incentive Stock Option granted to a 10% Stockholder must have an exercise price at least equal to 110% of the Fair Market Value of the Shares subject to the Option as determined on the date of grant;
(e)The terms and conditions of exercise; provided, however, that, if the aggregate Fair Market Value of the Shares subject to the Option (as determined on the date of grant of such Option) that becomes exercisable during a calendar year exceeds $100,000, then such Option shall be treated as a Nonqualified Stock Option to the extent such $100,000 limitation is exceeded; and
(f)The term of the Option; provided, however, that each Option must terminate no later than ten (10) years after the date of grant and each Incentive Stock Option granted to a 10% Stockholder must terminate no later than five (5) years after the date of grant.

In all other respects, the terms of any Incentive Stock Option should comply with the provisions of Code Section 422 except to the extent the Committee determines otherwise. If an Option that is intended to be an Incentive Stock Option fails to meet the requirements thereof, the Option shall automatically be treated as a Nonqualified Stock Option to the extent of such failure.
Subject to the terms and conditions of the Award, vested Options may be exercised, in whole or in part, by giving notice of exercise to the Company in such manner as the Company may prescribe. This notice must be accompanied by payment in full of the exercise price in cash or by use of such other instrument as the Committee may agree to accept.
Payment of the exercise price, applicable withholding taxes due upon exercise of the Option, or both may be made in the form of Common Stock already owned by the Participant, which Common Stock shall be valued at Fair Market Value on the date the Option is exercised. A Participant who elects to make payment in Common Stock may not transfer fractional shares or shares of Common Stock with an aggregate Fair Market Value in excess of the Option exercise price plus applicable withholding taxes. A Participant need not present stock certificates when making payment in Common Stock, so long as other satisfactory proof of ownership of the Common Stock tendered is provided (e.g., attestation of ownership of a sufficient number of shares of Common Stock to pay the exercise price). The Committee shall have the discretion to authorize or accept payment by other forms or methods or to establish a cashless exercise program, all within such limitations as may be imposed by the Plan or any applicable law.
8.Stock Appreciation Rights. Subject to the terms of the Plan, the Committee will determine all terms and conditions of each SAR, including but not limited to:
(a)Whether the SAR is granted independently of an Option or relates to an Option;
(b)The number of Shares to which the SAR relates;
(c)The date of grant, which may not be prior to the date of the Committee’s approval of the grant;
(d)The grant price; provided, however, that the grant price shall not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant;
(e)The terms and conditions of exercise or maturity;
(f)The term of the SAR; provided, however, that each SAR must terminate no later than ten (10) years after the date of grant; and
(g)Whether the SAR will be settled in cash, Shares or a combination thereof.
If an SAR is granted in relation to an Option, unless otherwise determined by the Committee, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to an SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

9.Performance and Stock Awards. Subject to the terms of the Plan, the Committee will determine all terms and conditions of each Award of Restricted Stock, Restricted Stock Units, Deferred Stock Rights, Performance Shares or Performance Units, including but not limited to:
(a)The number of Shares and/or units to which such Award relates;
(b)Whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Committee specifies;
(c)The Restriction Period with respect to Restricted Stock or Restricted Stock Units and the period of deferral for Deferred Stock Rights;
(d)The performance period for Performance Awards, which, subject to the provisions of Section 15, must be at least one (1) year;
(e)With respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and
(f)With respect to Restricted Stock Units and Performance Units, whether to settle such Awards in cash, in Shares, or a combination thereof.
During the Restriction Period, the Participant shall have all of the rights of a shareholder with respect to the Restricted Stock, including the right to vote such Restricted Stock and, unless the Committee shall otherwise provide, the right to receive dividends paid with respect to such Restricted Stock.
Except as otherwise provided in the Plan, at such time as all restrictions applicable to an Award of Restricted Stock, Deferred Stock Rights or Restricted Stock Units are met and the Restriction Period expires, ownership of the Common Stock subject to such restrictions shall be transferred to the Participant free of all restrictions except those that may be imposed by applicable law; provided, however, that if Restricted Stock Units are paid in cash, said payment shall be made to the Participant after all applicable restrictions lapse and the Restriction Period expires.
10.Dividend Equivalent Units. Subject to the terms of the Plan, the Committee will determine all terms and conditions of each award of Dividend Equivalent Units, including but not limited to whether: (a) such Award will be granted in tandem with another Award; (b) payment of the Award be made currently or credited to an account for the Participant that provides for the deferral of such amounts until a stated time; and (c) the Award will be settled in cash or Shares; provided, however, that Dividend Equivalent Units may be granted only in connection with a Full-Value Award.
11.Other Stock-Based Awards. Subject to the terms of the Plan, the Committee may grant to Participants other types of Awards, which shall be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares, either alone or in addition to or in conjunction with other Awards, and payable in Common Stock or cash. Without limitation, such Award may include the issuance of Shares of unrestricted Common Stock, which may be awarded in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, as a bonus, or upon the attainment of Performance Goals or otherwise, or rights to acquire Common Stock from the Company. The Committee shall determine all terms and conditions of the Award, including but not limited to, the time or times at which such Awards shall be made, and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate; provided, however, that any Award that provides for purchase rights shall be priced at 100% of Fair Market Value on the date of grant of the Award.
12.Transferability.
(a)Restrictions on Transfer. Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Committee allows a Participant to designate in writing a beneficiary to exercise the Award or receive payment under an Award after the Participant’s death or transfer an Award as provided in Section 12(b).
(b)Permitted Transfers. If allowed by the Committee, a Participant may transfer the ownership of some or all of the vested or earned Awards granted to such Participant, other than Incentive Stock Options to (i) the spouse, children or grandchildren of such Participant (the “Family Members”), (ii) a trust or trusts established for the exclusive benefit of such Family Members, or (iii) a partnership in which such Family Members are the only partners. Notwithstanding the foregoing, vested or earned Awards may be transferred without the Committee’s pre-approval if the transfer is made incident to a divorce as required pursuant to the terms of a “domestic relations order” as defined in Section 414(p) of the Code; provided that no such transfer will be allowed with respect to Incentive Stock Options if such transferability is not permitted by Code Section 422. Any such transfer shall be without consideration and shall be irrevocable. No Award so transferred may be subsequently transferred, except by will or applicable laws of descent and distribution. The Committee may create additional conditions and requirements applicable to the transfer of Awards. Following the allowable transfer of a vested Option, such Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately prior to the transfer. For purposes of settlement of the Award, delivery of Stock upon exercise of an Option and the Plan’s Change of Control provisions, however, any reference to a Participant shall be deemed to refer to the transferee.
13.Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.
(a)Term of Plan. Unless the Board earlier terminates the Plan pursuant to Section 13(b), the Plan will terminate on the earlier of the date all Shares reserved for issuance have been issued or August 9, 2021.
(b)Termination and Amendment. The Board or the Committee may amend, alter, suspend, discontinue or terminate the Plan at any time, subject to the following limitations:
(i)the Board must approve any amendment of the Plan to the extent the Company determines such approval is required by: (A) action of the Board, (B) applicable corporate law, or (C) any other applicable law;
(ii)shareholders must approve any amendment of the Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and
(iii)shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a), 6(b) or the limits set forth in Section 6(c) (except as permitted by Section 15), (B) an amendment to expand the group of individuals that may become Participants, or (C) an amendment that would diminish the protections afforded by Section 13(e) or that would materially change the minimum vesting and performance requirements of an Award as required in the Plan.
(c)Amendment, Modification or Cancellation of Awards. Except as provided in Section 13(e) and subject to the requirements of the Plan, the Committee may modify, amend or cancel any Award; or waive any restrictions or conditions applicable to any Award or the exercise of the Award; provided, however, that any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of the Award, shall be effective only if agreed to by the Participant or any other Person(s) as may then have an interest in the Award, but the Committee need not obtain Participant (or other interested party) consent for the adjustment or cancellation of an Award pursuant to the provisions of Section 15 or the modification of an Award to the extent deemed necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the Shares are then traded, or to preserve favorable accounting or tax treatment of any Award for the Company. Notwithstanding the foregoing, unless determined otherwise by the Committee, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.
(d)Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Committee under this Section 13 and to otherwise administer the Plan will extend beyond the date of the Plan’s termination. In addition, termination of the Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.
(e)Repricing and Backdating Prohibited. Notwithstanding anything in the Plan to the contrary, and except for the adjustments provided in Section 15, neither the Committee nor any other Person may decrease the exercise price for any outstanding Option or SAR after the date of grant nor allow a Participant to surrender an outstanding Option or SAR to the Company as consideration for the grant of a new Option or SAR with a lower exercise price. In addition, the Committee may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Committee takes action to approve such Award.
(f)Foreign Participation. To assure the viability of Awards granted to Participants employed or residing in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using the Plan in a foreign country will not affect the terms of the Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 13(b)(ii).
In addition, if an Award is held by a Participant who is employed or residing in a foreign country and the amount payable or Shares issuable under such Award would be taxable to the Participant under Code Section 457A in the year such Award is no longer subject to a substantial risk of forfeiture, then the amount payable or Shares issuable under such Award shall be paid or issued to the Participant as soon as practicable after such substantial risk of forfeiture lapses (or, for Awards that are not considered nonqualified deferred compensation subject to Code Section 409A, no later than the end of the short-term deferral period permitted by Code Section 457A) notwithstanding anything in the Plan or the Award Agreement to contrary.

(g)Code Section 409A. The provisions of Code Section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.
14.Taxes.
(a)Withholding. In the event the Company or an Affiliate of the Company is required to withhold any Federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may deduct (or require an Affiliate to deduct) from any payments of any kind otherwise due to the Participant cash, or with the consent of the Committee, Shares otherwise deliverable or vesting under an Award, to satisfy such tax obligations. Alternatively, the Company may require such Participant to pay to the Company, in cash, promptly on demand, or make other arrangements satisfactory to the Company regarding the payment to the Company of the aggregate amount of any such taxes and other amounts. If Shares are deliverable upon exercise or payment of an Award, the Committee may permit a Participant to satisfy all or a portion of the Federal, state and local withholding tax obligations arising in connection with such Award by electing to (a) have the Company withhold Shares otherwise issuable under the Award, (b) tender back Shares received in connection with such Award or (c) deliver other previously owned Shares; provided, however, that the amount to be withheld may not exceed the total minimum Federal, state and local tax withholding obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires. In any case, the Company may defer making payment or delivery under any Award if any such tax may be pending unless and until indemnified to its satisfaction.
(b)No Guarantee of Tax Treatment. Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate indemnify, defend or hold harmless any Person with respect to the tax consequences of any Award.
(c)Participant Responsibilities. If a Participant shall dispose of Common Stock acquired through exercise of an Incentive Stock Option within either (i) two (2) years after the date the Option is granted or (ii) one (1) year after the date the Option is exercised (i.e., in a disqualifying disposition), such Participant shall notify the Company within seven (7) days of the date of such disqualifying disposition. In addition, if a Participant elects, under Code Section 83, to be taxed at the time an Award of Restricted Stock (or other property subject to such Code Section) is made, rather than at the time the Award vests, such Participant shall notify the Company within seven (7) days of the date the Restricted Stock subject to the election is awarded.
15.Adjustment Provisions; Change of Control.
(a)Adjustment of Shares. If: (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged, (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities or other property, (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares, or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Board or Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, adjust as applicable: (A) the number and type of Shares subject to the Plan (including the number and type of Shares described in Sections 6(a) and (b)) and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the Performance Goals of an Award. In each case, with respect to Awards of Incentive Stock Options, no such adjustment may be authorized to the extent that such authority would cause the Plan to violate Code Section 422(b).
Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Common Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Committee may substitute, on an equitable basis as the Committee determines, for each Share then subject to an Award and the Shares subject to the Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Common Stock are or will be entitled in respect of each Share pursuant to the transaction.
Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Committee, adjustments contemplated by this Section 15(a) that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.
(b)Issuance or Assumption. Notwithstanding any other provision of the Plan, and without affecting the number of Shares otherwise reserved or available under the Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance or assumption of awards under the Plan upon such terms and conditions as it may deem appropriate.
(c)Change of Control. If the Participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any Affiliate that discusses the effect of a Change of Control on the Participant’s Awards, then such agreement shall control in the event of a Change of Control. In all other cases, in the event of a Change of Control, the Committee may, in its sole discretion (i) elect to accelerate, in whole or in part, the vesting of any Award, (ii) elect to make cash payments payable as a result of the acceleration of vesting of any Award, (iii) elect to cancel any Options and SAR as of the date of the Change of Control in exchange for a cash payment equal to the excess of the Change of Control price of the Shares covered by the Option or SAR that is so cancelled over the purchase or grant price of such Shares under the Award, or (iv) elect to pay any earned Performance Award, as measured based on attainment of Performance Goals at the time of the Change of Control.

If the value of an Award is based on the Fair Market Value of a Share, Fair Market Value shall be deemed to mean the per share Change of Control price. The Committee shall determine the per share Change of Control price paid or deemed paid in the Change of Control transaction.
Except as otherwise expressly provided in any agreement between a Participant and the Company or an Affiliate, if the receipt of any payment by a Participant under the circumstances described above would result in the payment by the Participant of any excise tax provided for in Section 280G and Section 4999 of the Code, then the amount of such payment shall be reduced to the extent required to prevent the imposition of such excise tax.
16.Miscellaneous.
(a)Other Terms and Conditions. The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for:
(i)the payment of the purchase price of Options by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, or by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price;
(ii)restrictions on resale or other disposition of Shares; and
(iii)compliance with federal or state securities laws and stock exchange requirements.
(b)Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Committee, for purposes of the Plan and all Awards, the following rules shall apply:
(i)a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;
(ii)a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Non-Employee Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;
(iii)a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and
(iv)a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.
Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A.
(c)No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to the Plan, and the Committee may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.
(d)Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to the Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other Person. To the extent any Person holds any rights by virtue of an Award granted under the Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.
(e)Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or securities exchanges as may be required. Notwithstanding any other provision of the Plan or any Award agreement, the Company has no liability to deliver any Shares under the Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.
(f)Governing Law. This Plan, and all agreements under the Plan, will be construed in accordance with and governed by the laws of the State of Delaware, without reference to any conflict of law principles. Any legal action or proceeding with respect to the Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect of the Plan, any Award or any award agreement, may only be heard in a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.
(g)Limitations on Actions. Any legal action or proceeding with respect to the Plan, any Award or any Award agreement, must be brought within one (1) year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.
(h)Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Title of sections are for general information only, and the Plan is not to be construed with reference to such titles.
(i)Severability. If any provision of the Plan or any award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or (ii) would disqualify the Plan, any award agreement or any Award under any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan, such award agreement and such Award will remain in full force and effect.